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PART IV (Continued)
AMERICAN GENERAL CORPORATION

EXHIBIT 12 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For the Years Ended December 31,
In millions, except ratios                                      1996         1995         1994
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Consolidated operations:
  Income before income tax expense and net dividends on
     preferred securities of subsidiaries                      $  964       $  850       $  802
  Fixed charges deducted from income
     Interest expense                                             621          671          526
     Implicit interest in rents                                    19           18           16
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       Total fixed charges deducted from income                   640          689          542
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          Earnings available for fixed charges                 $1,604       $1,539       $1,344
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  Fixed charges per above                                      $  640       $  689       $  542
  Capitalized interest                                             12           17           18
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       Total fixed charges                                        652          706          560
       Dividends on preferred stock and securities                 68           30            -
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          Combined fixed charges and preferred stock
             dividends                                         $  720       $  736       $  560
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             Ratio of earnings to fixed charges                   2.5          2.2          2.4
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             Ratio of earnings to combined fixed charges and
               preferred
               stock dividends                                    2.2          2.1          2.4
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Consolidated operations, corporate fixed charges and
  preferred stock
  dividends only:
     Income before income tax expense and net dividends on
      preferred securities of subsidiaries                     $  964       $  850       $  802
     Corporate fixed charges deducted from
      income - corporate
       interest expense                                           139          165          120
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          Earnings available for fixed charges                 $1,103       $1,015       $  922
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     Total corporate fixed charges per above                   $  139       $  165       $  120
     Capitalized interest related to real estate operations        11           16           18
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       Total corporate fixed charges                              150          181          138
       Dividends on preferred stock and securities                 68           30            -
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          Combined corporate fixed charges and preferred
             stock dividends                                   $  218       $  211       $  138
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             Ratio of earnings to corporate fixed charges         7.3          5.6          6.7
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             Ratio of earnings to combined corporate fixed
               charges and preferred stock dividends              5.1          4.8          6.7
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American General Finance, Inc.:
  Income before income tax expense                             $   54       $  116       $  392
  Fixed charges deducted from income
     Interest expense                                             493          518          416
     Implicit interest in rents                                    12           13           11
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       Total fixed charges deducted from income                   505          531          427
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          Earnings available for fixed charges                 $  559       $  647       $  819
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             Ratio of earnings to fixed charges                   1.1          1.2          1.9
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22   AMERICAN GENERAL CORPORATION